                               PRICING SUPPLEMENT


Pricing Supplement No. 7                          Filing Under Rule 424 (b) (3)
Dated:   June 16, 1997                          Registration File No.  33-63175

(To Prospectus dated October 6, 1995 and
Prospectus Supplement dated October 17, 1995)

CUSIP No.             44615QAT4

                                  $750,000,000

                       HUNTINGTON BANCSHARES INCORPORATED

                           MEDIUM TERM NOTES, SERIES B


Principal Amount:                             $25,000,000       Floating Rate Notes:                                           N/A
Interest Rate:                                                        Interest Rate Basis:                                     N/A
      (if fixed rate):                              5.91%             Index Maturity:                                          N/A
Stated Maturity:                            June 23, 1998             Spread:                                                  N/A
Minimum denominations:                           $100,000             Spread Multiplier:                                       N/A
Issue Price (as a percentage                                          Maximum Rate:                                            N/A
      of principal amount):                       99.952%             Minimum Rate:                                            N/A
Selling Agent's commission (%):                    0.048%             Initial Interest Rate:                                   N/A
Purchasing Agent's discount                                           Interest Reset Date(s):                                  N/A
      or commission (%):                              N/A             Interest Reset Period:                                   N/A
Net proceeds to the Company:                  $24,988,000             Interest Determination Date(s):                          N/A
Settlement date (original issue date):      June 23, 1997             Calculation Date(s):                                     N/A
Redemption Commencement Date (if any):                N/A       Interest Payment Date(s):                  December 23 and June 23
Initial Redemption Percentage (if any):               N/A       Interest Payment Period(s):                            Semi-Annual
Annual Redemption Percentage                                    Regular Record Date(s):                                        A/S
      Reduction (if any):                             N/A
Repayment Date (if any):                              N/A
Initial Repayment Percentage (if any):                N/A
Annual Repayment Percentage
      Reduction (if any):                             N/A


Additional terms:          NONE


         As of the date of this Pricing Supplement, the aggregate initial public offering price of the Debt Securities (as defined in the Prospectus) which have been sold (including the Notes to which this Pricing Supplement relates) is $275,000,000.


         "N/A" as used herein means "Not Applicable". "A/S" as used herein means "as stated in the Prospectus Supplement referred to above".


                                                Smith Barney, Inc.